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                                                                   Exhibit 23(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Medcross, Inc. and Subsidiaries on Form S-8 (File Nos. 33-85054, 33-81646, 33-63749, 33-63751, 33-81652, 333-01525, 333-8477 and 333-8483) of our report dated April 11, 1997, on our audits of the financial statements of Medcross, Inc. and Subsidiaries as of December 31, 1996, and for each of the two years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-KSB.




COOPERS & LYBRAND L.L.P.
Salt Lake City, Utah
April 15, 1997